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                                                                   Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Pacific Resources Group Inc. on Form S-3 of our report dated January 26, 1998, appearing in the Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Fort Worth, Texas

August 19, 1998